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                                                                    EXHIBIT 23.5

                        CONSENT OF PETRIE PARKMAN & CO.

     We hereby consent to the reference to our firm under the captions
"Summary -- The Merger -- Opinions of Financial Advisors," "The
Merger -- Background," "The Merger -- K N's Reasons for the Merger; Recommendation of Board of Directors of K N," "The Merger -- Opinions of Financial Advisors" and "Terms of the Merger -- Conditions to the Merger" and to the inclusion of a copy of our opinion letter as Appendix B to the Prospectus/Proxy Statement which is a part of the Registration Statement filed by K N Energy, Inc. on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          PETRIE PARKMAN & CO.

                                          By:     /s/  J. C. HUGHES
                                                       J. C. Hughes

Houston, Texas
April 22, 1994